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                                                                    EXHIBIT 10-N



         THIS EMPLOYMENT AGREEMENT entered into as of the 30th day of August,
1996

BETWEEN:

                 VERITAS DGC INC., a body corporate having an office at the City of Houston in the State of Texas, (hereinafter called the "Company")

                                                               OF THE FIRST PART

                                    - and -

                 RENE M.J. VANDENBRAND ("VandenBrand")

                                                              OF THE SECOND PART

         WHEREAS the Company is engaged in the business of the acquisition and processing of seismic data and other activities related to the oil and gas industry and currently employs VandenBrand through its subsidiary, Veritas Energy Services Inc; and

         WHEREAS the Company is desirous of continuing the services of VandenBrand, but has requested that VandenBrand relocate to the City of Houston, Texas and assume the position of Vice President, Business Development of the Company;

         AND WHEREAS the Company and VandenBrand have agreed to the compensation, terms and conditions hereafter set forth;

         NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the mutual covenants hereinafter contained, the parties hereto covenant and agree as follows, namely:

1.       (a)     The Company agrees to continue the services of VandenBrand and
                 VandenBrand hereby agrees to continue providing managerial services to the Company in the capacity of Vice-President, Business Development of the Company for a period of twelve
                 (12) months, commencing on the 30th day of August 1996 and continuing until the 29th day of August, 1997, at which time this Agreement shall be automatically renewed for successive one (1) year periods on the anniversary date of this Agreement unless terminated by either party hereto on written notice to the other, such notice to be delivered at least thirty (30) days prior to the expiry of the initial twelve (12) month period or any renewal thereof.

         (b) In the event that the Company gives notice of non-renewal, or of termination, other than for just cause under Section 5 hereof, VandenBrand shall be entitled to receive


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                 from the Company within thirty (30) days an amount equal to twelve (12) months compensation at the rate set out in Sections 3 (a)(i) and (ii) or any amendment thereto.

2. VandenBrand shall provide his managerial expertise to the Company which shall include but not be limited to duties relating to the matters of finance and business development, and other related duties and shall further devote his efforts, time, attention and ability to the business and affairs of the Company on a full time and exclusive basis, Subject to the terms hereof, VandenBrand agrees to relocate immediately to Houston, Texas and to perform such duties from such location. VandenBrand shall not have any business interest which is in direct competition with any business of the Company. If, in the reasonable opinion of the Company, VandenBrand does acquire or becomes a competitor of any business of the Company, VandenBrand agrees to immediately take such steps as may be necessary to divest himself of such interest within thirty (30) days of receipt of notice from the Company to that effect.

3.       (a)     Subject to such increases as may be approved by the Company from time to time, the compensation package paid to VandenBrand for his services shall be as follows, namely:

                 (i) a monthly salary of TEN THOUSAND (U.S. $10,000) UNITED STATES DOLLARS;

                 (ii) a monthly payment of TWO THOUSAND FIVE HUNDRED (U.S. $2,500) UNITED STATES DOLLARS as a relocation allowance to compensate for the additional cost of living in Houston, Texas; and

                 (iii) such further and additional payments to VandenBrand by way of bonuses, or other remuneration as from time to time determined by the Board of Directors of the Company. Any such payments will be based on increased earnings and cash flow per share achieved by VandenBrand, and such other financial and non-financial targets as the Board of Directors set from year to year.

         (b) The Company will purchase, for each of VandenBrand, his spouse and his two children one least cost airline ticket from Calgary, Alberta to Houston, Texas.

         (c) Upon departure to Houston, Texas, and at the expense of the Company, VandenBrand, may ship, by ground transportation, all personal effects.

         (d) The Company will pay to VandenBrand a relocation bonus equal to one month's salary. Such payment is to cover expenses normally associated with household relocation and will be paid at the end of the first month after relocation,

         (e) The Company will select local temporary accommodation for VandenBrand and his family and reimburse VandenBrand for reasonable living expenses (excluding entertainment) for a period of up to one month beginning on the date of arrival at Houston, Texas.
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         (f)     Upon termination of this Agreement, in accordance with its terms, the Company will purchase for each of VandenBrand, his spouse and his two children one least cost airline ticket from Houston, Texas to Calgary, Alberta and will pay costs similar to those contemplated in paragraph (c) above or may, at VandenBrand's discretion, pay to VandenBrand an amount of money equivalent to the cost of the airline tickets and such other costs.

         (g) During the term of this Agreement and any tax year directly associated with or affected by the term of this Agreement, the Company will pay all reasonable fees associated with the preparation of VandenBrand's foreign and home country returns and forms for reporting income taxes, provided the tax preparer is approved by the Company prior to the completion of tax returns.

         (h) During the term of this Agreement, the Company shall be authorized by VandenBrand to withhold from Company-sourced income appropriate withholding taxes and other source deductions.

         (i) The Company will purchase one (1) round trip least cost airline ticket per year to Calgary, Alberta for each of VandenBrand, his spouse and his two children.

4. VandenBrand shall be reimbursed by the Company for all expenses actually and properly incurred by him in connection with his duties hereunder and for all such expenses he shall furnish statements and vouchers to the Company in accordance with the customary procedures of the Company.

5. The parties hereto each agree that this Agreement may be terminated by the Company for just cause immediately upon the giving of written notice by the Company to VandenBrand specifying the effective date of termination and as well specifying the event or events which constitute the "just cause" for terminating this Agreement. For purposes of this Agreement, "just cause" is defined as follows: a determination by the Board of Directors that one of the following events shall have occurred, (i) VandenBrand's material neglect of his duties hereunder; (ii) the refusal by VandenBrand to follow reasonable and lawful directions from the Board of Directors of the Company;
         (iii) the engaging by VandenBrand in misconduct, or in acts of moral turpitude, that in the judgment of the Board of Directors, acting reasonably, is or are injurious to the Company; or (iv) the violation by VandenBrand of the provisions of Section 6 hereof.

6. In consideration of the fees payable to VandenBrand hereunder, he agrees that he shall not at any time during the term of this Agreement or thereafter divulge to any person, firm or corporation the names of any or all of the clients or customers of the Company nor shall he divulge to any person, firm or corporation any special knowledge, methods or confidential information obtained by him during the term of this Agreement.
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7.       Any notice to be given pursuant to this Agreement shall be sufficiently given if served personally, or by facsimile transmission, or mailed, prepaid and registered, addressed to the proper party as follows:

                 VERITAS DOC INC.
                 ("Personal & Confidential")
                 3701 Kirby Drive
                 Houston, Texas 77098
                 Attention: President and Chief Executive Officer
                 Facsimile: (713) 630-4456

                 RENE M.J. VANDENBRAND
                 c/o Veritas DOC Inc. ("Personal & Confidential")
                 3701 Kirby Drive
                 Houston, Texas 77098
                 Facsimile: (713) 630-4456

         The above addresses may be exchanged at any time hereafter by giving
         (30) days' written notice as herein before provided. The date of the receipt of any such notice shall be deemed conclusively to be the date of delivery if such notice is served personally or by facsimile transmission or if mailed, three (3) days after such mailing. In the event of a known interruption of postal service, service of notice shall be by delivery only.

8. This Agreement shall be governed by and construed under the laws of the State of Texas.

9. This Agreement shall enure to the benefit of and be binding upon the Company and its successors and permitted assigns and upon VandenBrand and his heirs, successors and permitted assigns. Neither party may assign this Agreement without the prior written consent of the other.

10. The parties agree that they have expressed herein their entire understanding and agreement covering the subject matter of this Agreement. It is expressly agreed that no implied covenant, condition, term or reservation shall be read into this Agreement relating to or concerning the subject matter hereof.

         IN WITNESS WHEREOF the parties hereto have hereunto executed this Agreement, all as of the day, month and year first above written.

                                  VERITAS DGC INC.


                                  Per:  /s/ D.B. ROBSON
                                       -----------------------

                                  /s/ RENE M.J. VANDENBRAND
                                  ----------------------------
                                  RENE M.J. VANDENBRAND